CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated March 11, 1999, relating to the financial statement and financial highlights for the years in the period ending January 31, 1999 appearing in the January 31, 2000 Annual Reports to Shareholders of Liberty Florida Tax-Exempt Fund (formerly Colonial Florida Tax-Exempt Fund) and Liberty Michigan Tax-Exempt Fund (formerly Colonial Michigan Tax-Exempt Fund), our reports dated March 10, 2000, relating to the financial statements and financial highlights appearing in the January 31, 2000 Annual Reports to Shareholders of Liberty Minnesota Tax-Exempt Fund (formerly Colonial Minnesota Tax-Exempt Fund) and Liberty North Carolina Tax-Exempt Fund (formerly Colonial North Carolina Tax-Exempt Fund), and our report dated January 12, 2000, relating to the financial statements and financial highlights appearing in the November 30, 1999 Annual Report to Shareholders of Liberty Tax-Exempt Fund (formerly Colonial Tax-Exempt Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants/Auditors" in the Statement of Additional Information of Liberty Florida Tax-Exempt Fund, Liberty Michigan Tax-Exempt Fund, Liberty Minnesota Tax-Exempt Fund and Liberty North Carolina Tax-Exempt Fund dated June 1, 2000, and under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information of Liberty Tax-Exempt Fund dated April 1, 2000, which have also been incorporated by reference into the Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 2, 2000